Exhibit 10.10

Equity Transfer Agreement

This Equity Transfer Agreement (this “Agreement”) is made as of July 13, 2017 by and among:

(1)             Jing LIU, a citizen of the People’s Republic of China (“PRC”) whose ID number is ****************** (“Buyer”);

(2)             Shuhong YUAN, a PRC citizen whose ID number is ****************** (“Seller”); and

(3)             Yue XUAN, a PRC citizen whose ID number is ****************** (“Yue XUAN”)

(hereinafter referred to collectively as the “Parties” and each a “Party”).

Recitals

WHEREAS:

(1)             GUANGDONG YIHAO PHARMACY CO., LTD. (“Company”) is a limited liability company organized and existing under the laws of the PRC, having its legal address at Zone A, 2/F, No.1 Gonghe Road (West), Yuexiu District, Guangzhou, China and a registered capital of RMB30,000,000, which has been fully paid up as of the date of this Agreement;

(2)             As of the date of this Agreement, the Seller has contributed RMB15,000,000 to the Company and owns 50% of the shares of the Company’s registered capital and all the rights and interests attached thereto (“Transferred Shares”), and Yue XUAN has contributed RMB15,000,000 to the Company and owns 50% of the shares of the Company’s registered capital and all the rights and interests attached thereto; and

(3)             The Seller wishes to sell and transfer to the Buyer, and the Buyer wishes to purchase from the Seller, the Transferred Shares.

NOW THEREFORE, it is agreed as follows:

Article 1 Definitions and Interpretation

1.1.        Headings contained herein are for convenience of reference only and shall not affect the interpretation of this Agreement.

1.2.        For the purpose of this Agreement, the following terms shall have the meanings set forth below:

“Closing” shall have the meaning set forth in Article 4.1;

“Closing Date” shall have the meaning set forth in Article 4.1;

“Company” shall have the meaning set forth in the Recitals hereof;

“Registration Authority” refers to the administration for industry and commerce issuing the Company’s business license;

“Transfer” shall have the meaning set forth in Article 2.1;

“Transfer Price” shall have the meaning set forth in Article 3.1; and

“Transferred Shares” shall have the meaning set forth in the Recitals hereof.

1.3.        For the purpose of this Agreement, unless the context otherwise requires, words importing a gender shall include any gender; words importing the singular include the plural and vice versa;

and person shall include body corporate, unincorporated association and partnership, whether or not having independent legal personality.

Article 2 Transfer of Shares and Reorganization

2.1.        Agreement to transfer

Subject to the terms and conditions of this Agreement, the Seller agrees to sell and transfer to the Buyer, and the Buyer agrees to purchase from the Seller, the Transferred Shares (“Transfer”). At Closing (and upon completion of all of the actions set forth in Article 2.2), the Buyer shall be the legal and beneficial owner of 50% of the shares of the Company. Yue XUAN has no objection to the Transfer and agrees to waive his right of first refusal as a shareholder of the Company.

2.2.        Updating of the register of shareholders and registration

At Closing, the Seller and Yue XUAN shall cause the Company to (i) revoke the certificate of capital contribution (if any) issued to the Seller, issue a new certificate of capital contribution to the Buyer, and enter the name and amount of capital contribution of the Buyer in the register of shareholders of the Company; and (ii) file an application with the Registration Authority for updating the registration record of the Company, to reflect the Transfer and the fact that the Buyer has become the owner of 50% of the shares of the Company.

Article 3 Payment of Transfer Price

3.1.        Transfer price

In consideration of the Transferred Shares sold by the Seller to the Buyer, the Buyer shall directly pay the Seller RMB1,200,000 (“Transfer Price”).

3.2.        Payment and acknowledgement

The Parties hereby acknowledge and agree that the Buyer shall pay the Transfer Price under Article 3.1 at such time and in such manner as agreed by the Parties.

Article 4 Closing

4.1.        Closing

Subject to the terms and conditions of this Agreement, the Closing of the Transferred Shares to be sold (“Closing”) shall take place on or prior to October 31, 2017 (which date shall be referred as the “Closing Date”) at such place as agreed by the Parties.

4.2.        Deliverables by the Seller at Closing

At or prior to the Closing, the Seller shall deliver to the Buyer:

(a)             a written resolution signed by all of the shareholders of the Company that approves the Transfer;

(b)             any and all documents duly executed by the Seller as required to effectuate the transaction contemplated herein in such form as to the satisfaction of the Buyer; and

(c)              proofs of filing by the Company of all the documents required to effectuate the transaction contemplated herein with the Registration Authority.

Article 5 Governing Law and Dispute Resolution

5.1.        Governing law

This Agreement shall be governed by and interpreted in accordance with the laws of the PRC.

5.2.        Dispute resolution

Any dispute arising from or in connection with this Agreement shall be submitted to the Shanghai International Economic and Trade Arbitration Commission (“Commission”) to be settled through arbitration in accordance with the then effective arbitration rules of the Commission. The arbitration award shall be final and binding on both Parties.

Article 6 General Provisions

6.1.        Effective date

This Agreement shall take effect and be binding upon the Parties hereto as of the date the Parties execute this Agreement.

6.2.        Counterparts

This Agreement may be made in any number of counterparts, each counterpart shall constitute an original when executed and delivered, but all of the counterparts shall jointly constitute one and the same instrument.

6.3.        Modification

Any modification or amendment to this Agreement shall be made in writing signed by the Parties hereto or their respective authorized representatives.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; THE SIGNATURE PAGE IS ATTACHED HEREINBELOW]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

Jing LIU

Signature:	/s/ Jing LIU

Shuhong YUAN

Signature:	/s/ Shuhong YUAN

Yue XUAN

Signature:	/s/ Yue XUAN